Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"ANHUI TAIYANG POULTRY CO., INC.", A DELAWARE CORPORATION,

WITH AND INTO "THE PARKVIEW GROUP, INC." UNDER THE NAME OF "THE PARKVIEW GROUP, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTEENTH DAY OF JANUARY, A.D. 2011, AT 6:06 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE EIGHTEENTH DAY OF JANUARY, A.D. 2011.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE AND KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

3026768 8100M

AUTHENTICATION: 8498530

110043241

DATE: 01-18-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:19 PM 01/13/2011
FILED 06:06 PM 01/13/2011
SRV 110043241 - 3026768 FILE

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT
Section 253

CERTIFICATE OF OWNERSHIP
MERGING

Anhui Taiyang Poultry Co., Inc.

INTO

The Parkview Group, Inc.

(Pursuant to Section 253 of the General Corporation Law of Delaware)
The Parkview Group, Inc.,
a corporation incorporated on the 7th day of April, 1999,
pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of Anhui Taiyang Poultry Co., Inc., a corporation incorporated on the 4th day of January, 2011 A.D., pursuant to the provisions of the Delaware Gen Corp Law, and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 5th day of January, 2011 A.D., determined to and did merge into itself said Anhui Taiyang Poultry Co., Inc., which resolution is in the following words to wit:

WHEREAS this corporation lawfully owns 100% of the outstanding stock of Anhui Taiyang Poultry Co., Inc., a corporation organized and exiting under the laws of Delaware Gen Corp Law, and

WHEREAS this corporation desires to merge into itself the said Anhui Taiyang Poultry Co., Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said Anhui Taiyang Poultry Co., Inc. and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, that an authorized officer of this corporation be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Anhui Taiyang Poultry Co., Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of NEW CASTLE County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 10 day of January, 2011 A.D.

By: [signature]
Authorized Officer

Name: David Dodge
Print or Type

Title: Chief Financial Officer

(Insert if applicable)

FURTHER RESOLVED that The Parkview Group, Inc. relinquishes its corporate name and assumes in place thereof the name Anhui Taiyang Poultry Co., Inc.

FURTHER RESOLVED that this merger shall have an effective date of January 18, 2011.